Exhibit 99.1

Energy Focus, Inc. Reports First Quarter 2018 Results

SOLON, Ohio, May 2, 2018 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in LED lighting technologies, today announced financial results for the first quarter ended March 31, 2018.

First Quarter Highlights:

•	Net sales for the first quarter of $4.7 million compared to $4.1 million in the first quarter of 2017.

•	Gross profit was $0.8 million, or 17.5 percent of net sales, for the first quarter of quarter of 2018 compared to gross profit of $0.6 million, or 13.7 percent in the first quarter of 2017.

•	First quarter 2018 operating expenses of $3.2 million compared to $5.1 million in the first quarter of 2017.

•	First quarter net loss of $2.4 million, or a loss of $0.20 per diluted share, compared to a net loss of $4.5 million, or a loss of $0.39 per share, from the first quarter of 2017.

•	Increased demand for our industry leading battery backup RedCapTM product, resulting in additional “pull through” of other TLED products.

•	First quarter sales generated by our agents increased 29.4% compared to the fourth quarter of 2017

•
Increased penetration in previously underserved Northeast, Mid-Atlantic, Southeast, Mid-South and Western regions, now supported through our sales agency model, resulting in a sequential quarter-over-quarter sales growth of 174%.

Dr. Ted Tewksbury, Chairman, Chief Executive Officer and President, commented, “Q1 was a transitional quarter. We continued to focus on the fundamental drivers which will power our turnaround - sales and new products. While revenue was disappointing, our sales agents penetrated new and underserved geographies, growing agency revenue by 29% sequentially. Customers are enthusiastically adopting our game-changing RedCapTM emergency backup battery, pulling through sales of our TLEDs. While revenue is a lagging indicator, we have stabilized the decline and believe we’re on the cusp of a recovery in 2018.”

A further breakdown of net sales is shown below (in thousands):

	Three months ended March 31,
	2018	2017
Commercial products	$2,205	$3,079
Military maritime products	2,454	1,027
Total net sales	$4,659	$4,106

Financial Results:

Net sales of $4.7 million for the first quarter of 2018 increased 13.5 percent compared to the first quarter of 2017. Net sales of our commercial products decreased 28.4 percent compared to the first quarter of 2017, reflecting the timing of our customers’ projects and installation schedules. Sales of military products experienced a quarter-over-quarter increase of 138.9 percent, reflecting the timing and fulfillment of U.S. Navy awards during the first quarter of 2018 and our distributor’s ability to satisfy first quarter 2017 demand out of their existing inventory.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Gross profit was $0.8 million, or 17.5 percent of net sales, for the first quarter of 2018, compared to gross profit of $0.6 million or 13.7 percent for the first quarter of 2017. The quarter-over-quarter improvement in gross margin as a percent of sales is the result of improved manufacturing variances and efficiencies partially offset by changes in product mix, principally within our military product sales, continuing our efforts to liquidate inventory previously identified as excess.

Operating loss, loss from continuing operations and net loss was $2.4 million for the quarter, or a loss of $0.20 per share, compared to operating loss, loss from continuing operations and net loss of $4.5 million, or a loss of $0.39 per share, in last year’s same period.

At March 31, 2018, our cash and cash equivalents balance was $10.2 million, compared to $10.8 million at December 31, 2017. Net cash used in operating activities of $0.7 million in 2018 compared to $1.6 million in 2017. Net cash used in operating activities results from the net losses incurred, adjusted for non-cash items, including: depreciation and amortization, stock based compensation, the adjustment to the excess inventory reserve, and changes in working capital.

Dr. Tewksbury concluded, “We continue to receive strong interest in our military-tough, flicker-free, longest lifetime tubular LEDs by healthcare, educational and other demanding commercial, industrial and military customers. We’ll be introducing three new technologies and product families at LIGTHFAIR in May which will reinforce our industry leadership in LED retrofit solutions. While we are experiencing pricing pressure and gross margin headwinds, we believe that the strength of our new products and nationwide sales force position us to grow revenue, profitability and shareholder value.”

Earnings Conference Call:

Energy Focus, Inc. will host a conference call and webcast on May 2, 2018 at 11:00 a.m. ET to review the first quarter 2018 financial results, followed by a Q & A session. To participate in the call, please dial 888-394-8218 if calling within the United States, or 323-701-0225 if calling internationally. A replay will be available until May 9, 2018, which can be accessed by dialing 844-512-2921 if calling within the United States, or 412-317-6671 if calling internationally. Please use passcode 5746229 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet accessible in the Company section of the Energy Focus website, http://investors.energyfocus.com/. To access the recording link, click on “Company” in the top menu bar of the Energy Focus corporate website, then select “Investors” from the dropdown menu.

Forward Looking Statements:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) our history of operating losses and our ability to effectively implement cost-cutting measures and generate sufficient cash from operations or receive sufficient financing, on acceptable terms, to continue our operations; (ii) our reliance on a limited number of customers, in particular our historical sales of products for the U.S. Navy, for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (iii) the entrance of new competitors in our target markets; (iv) general economic conditions in the United States and in other markets in which we sell our products; (v) our ability to implement and manage our growth plans to diversify our customer base, increase sales, and control expenses; (vi) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (vii) the timing of large customer orders and significant expenses, and fluctuations between demand and capacity, as we invest in growth opportunities; (viii) our dependence on military maritime customers and on the levels of government funding available to such customers, as well as funding resources of our other customers in the public sector and commercial markets; (ix) market acceptance of LED lighting technology; (x) our ability to respond to new lighting technologies and market trends, and fulfill our warranty obligations with safe and reliable products; (xi) any delays we may encounter in making new products available or fulfilling customer specifications; (xii) our ability to compete effectively against companies with greater resources, lower cost structures, or more rapid development efforts; (xiii) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others; (xiv) the impact of any type of legal inquiry, claim, or dispute; (xv) our reliance on a limited number of third-party suppliers, our ability to obtain critical components and finished products from such suppliers on acceptable terms, and the impact of our fluctuating demand on the stability of such suppliers; (xvi) our ability to timely and efficiently transport products from our third-party suppliers to our facility by ocean marine channels; (xvii) our ability to successfully scale our network of sales representatives, agents, and distributors to match the sales reach of larger, established competitors; (xviii) any flaws or defects in our products or in the manner in which they are used or installed; (xix) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xx) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations; (xxi) our ability to attract and retain qualified personnel, and to do so in a timely manner; and (xxii) our ability to maintain effective internal controls and otherwise comply with our obligations as a public company.

About Energy Focus

Energy Focus is an industry-leading innovator of energy-efficient LED lighting technology. As the creator of the first UL-verified low-flicker LED products on the U.S. market, Energy Focus products provide extensive energy and maintenance savings, and aesthetics, safety, health and sustainability benefits over conventional lighting. Our customers include U.S. and foreign navies, U.S. federal, state and local governments, healthcare and educational institutions, and Fortune 500 companies.

Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.

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32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Contact:

Energy Focus, Inc.
Michael H. Port
Chief Financial Officer
ir@energyfocus.com
(440) 715-1300

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$10,172	$10,761
Trade accounts receivable, less allowances of $20 and $42, respectively	3,551	3,595
Inventories, net	5,608	5,718
Prepaid and other current assets	886	596
Assets held for sale	—	225
Total current assets	20,217	20,895

Property and equipment, net	1,004	1,097
Other assets	144	159
Total assets	$21,365	$22,151

LIABILITIES
Current liabilities:
Accounts payable	$3,076	$1,630
Accrued liabilities	145	130
Accrued payroll and related benefits	440	394
Accrued sales commissions	178	124
Accrued restructuring - short-term	91	170
Accrued warranty reserve	141	174
Deferred revenue	27	5
Total current liabilities	4,098	2,627

Other liabilities	201	232
Total liabilities	4,299	2,859

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 2,000,000 shares in 2017 and 2016
Issued and outstanding: no shares in 2018 and 2017	—	—
Common stock, par value $0.0001 per share:
Authorized: 30,000,000 shares in 2018 and 2017
Issued and outstanding: 11,931,237 at March 31, 2018 and 11,868,896 at December 31, 2017	1	1
Additional paid-in capital	127,656	127,493
Accumulated other comprehensive income (loss)	3	2
Accumulated deficit	(110,594)	(108,204)
Total stockholders’ equity	17,066	19,292
Total liabilities and stockholders’ equity	$21,365	$22,151

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended March 31,
	2018	2017
Net sales	$4,659	$4,106
Cost of sales	3,843	3,545
Gross profit	816	561

Operating expenses:
Product development	629	771
Selling, general, and administrative	2,647	3,631
Restructuring (credits) expenses	(50)	674
Total operating expenses	3,226	5,076
Loss from operations	(2,410)	(4,515)

Other expenses (income):
Interest expense	1	—
Other (income) expenses	(21)	7

Loss from operations before income taxes	(2,390)	(4,522)
Provision for income taxes	—	—
Net loss	$(2,390)	$(4,522)

Net loss per share - basic and diluted:	$(0.20)	$(0.39)

Weighted average shares used in computing net loss per share:
Basic and diluted	11,900	11,718

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(2,390)	$(4,522)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	151	177
Stock-based compensation	195	207
Stock-based compensation reversal	—	(269)
Provision for doubtful accounts receivable	(22)	—
Provision for slow-moving and obsolete inventories and valuation reserves	(487)	162
Provision for warranties	(33)	13
(Gain) loss on dispositions of property and equipment	(19)	8
Changes in operating assets and liabilities:
Accounts Receivable	66	3,054
Inventories	597	866
Prepaid and other assets	(274)	(114)
Accounts payable	1,398	(1,649)
Accrued and other liabilities	53	248
Deferred revenue	22	174
Total adjustments	1,647	2,877
Net cash used in operating activities	(743)	(1,645)

Cash flows from investing activities:
Acquisitions of property and equipment	(57)	(29)
Proceeds from the sale of property and equipment	244	—
Net cash provided by (used in) investing activities	187	(29)

Cash flows from financing activities:
Proceeds from exercises of stock options and employee stock purchase plan purchases	—	77
Common stock withheld in lieu of income tax withholding on vesting of restricted stock units	(32)	(47)
Net cash (used in) provided by financing activities	(32)	30

Effect of exchange rate changes on cash	(1)	(15)

Net decrease in cash and cash equivalents	(589)	(1,659)
Cash and cash equivalents at beginning of year	10,761	16,629
Cash and cash equivalents at end of period	$10,172	$14,970

Classification of cash and cash equivalents:
Cash and cash equivalents	9,830	14,628
Restricted cash held	342	342
Cash and cash equivalents at end of period	$10,172	$14,970

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, we may provide certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, for the three months ended March 31, 2018 and 2017, include adjustments for our restructuring expenses.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures are useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies.

	Three months ended March 31,
	2018	2017
Total operating expenses	$3,226	$5,076
Less: Restructuring	50	(674)
Operating expenses, excluding restructuring	$3,276	$4,402

	Three months ended March 31,
	2018	2017
Net loss	$(2,390)	$(4,522)
Add: Restructuring	(50)	674
Net loss, excluding restructuring	$(2,440)	$(3,848)

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877